UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2018

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Par Pacific Holdings, Inc. (the “Company”) on November 27, 2018, as amended on November 30, 2018 (the “Prior Form 8-K”), Par Petroleum, LLC (“Par Petroleum”), a subsidiary of the Company entered into a Purchase and Sale Agreement dated as of November 26, 2018 (the “Purchase Agreement”) with TrailStone NA Oil & Refining Holdings, LLC, a Delaware limited liability company (the “Seller”), and, solely for certain purposes specified in the Purchase Agreement, the Company. Pursuant to the Purchase Agreement, the Seller agreed to sell 100% of the issued and outstanding equity interests in Trailstone NA Asset Finance I, LLC and its subsidiaries (“TrailStone NA”) to Par Petroleum (the “Transaction”). For a more complete description of the Purchase Agreement and the Transaction, see the Prior Form 8-K.

This Current Report on Form 8-K provides certain financial information with respect to TrailStone NA. The (i) audited consolidated financial statements of TrailStone NA as of and for the years ended December 31, 2017 and 2016 are attached hereto as Exhibit 99.1 to the Current Report on Form 8-K and incorporated by reference herein, and (ii) unaudited consolidated financial statements of TrailStone NA as of September 30, 2018 and for the nine months ended September 2018 and 2017 are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

23.1	Consent of Ernst & Young LLP.

99.1	Audited consolidated financial statements of TrailStone NA as of and for the years ended December 31, 2017 and 2016.

99.2	Unaudited consolidated financial statements of TrailStone NA as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2018

PAR PACIFIC HOLDINGS, INC.

By:	/s/ J. Matthew Vaughn
J. Matthew Vaughn
Senior Vice President and General Counsel

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